Exhibit 99.2

Web.com Group, Inc.
12808 Gran Bay Parkway West
Jacksonville, FL 32258
T 904 680 6600
F 904 880 0350
NASDAQ: WWWW

Web.com Announces $100 Million Stock Repurchase Authorization

JACKSONVILLE, Fla. - November 5, 2014 - Web.com Group, Inc. (Nasdaq: WWWW), a leading provider of Internet services and online marketing solutions for small businesses, today announced that its Board of Directors has authorized the repurchase of up to $100 million of the Company's outstanding common shares.

“Web.com's share repurchase program is in line with our ongoing commitment to use our strong cash flow to enhance shareholder value,” stated David L. Brown, chairman, chief executive officer and president of Web.com. “We believe in the significant market opportunity associated with helping small businesses succeed online and will continue to target growth investments as a result. In addition, we believe a stock repurchase plan is an appropriate capital management alternative, along with debt repayment.”

The repurchase program will be funded using the Company's available cash balances and future operating cash flows. The timing, price and volume of repurchases will be based on market conditions, restrictions under applicable securities laws and other factors. The repurchase program, which is authorized through December 31, 2016, may be terminated by the Company at any time and does not require the Company to repurchase any specific number of shares.

The repurchases may be made periodically in a variety of ways including open market purchases at prevailing market prices, in privately negotiated transactions, or pursuant to a 10b5-1 plan implemented by the Company.

Any repurchases under this share repurchase program will be disclosed in the Company's future quarterly reports on Form 10-Q and annual reports on Form 10-K filed with the Securities and Exchange Commission.

About Web.com

Web.com Group, Inc. (NASDAQ: WWWW) provides a full range of Internet services to small businesses to help them compete and succeed online. Web.com meets the needs of small businesses anywhere along their lifecycle with affordable, subscription-based solutions including domains, hosting, website design and management, search engine optimization, online marketing campaigns, local sales leads, social media, mobile products and eCommerce solutions. For more information, please visit www.web.com; follow Web.com on Twitter @webdotcom or on Facebook at facebook.com/web.com.

Note to Editors: Web.com is a registered trademark of Web.com Group, Inc.

Forward-Looking Statements
This press release includes certain "forward-looking statements" including, without limitation, statements regarding, the significance of the market opportunity in helping small businesses and the capital management alternative a stock repurchase plan provides and debt repayment provides to Web.com, that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts. These statements are sometimes identified by words such as “believe,” “opportunities,” or words of similar meaning. As a result of the ultimate outcome of such risks and uncertainties, Web.com's actual results could differ materially from those anticipated in these forward-looking statements. These statements are based on Web.com's current beliefs or expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation, risks related to the successful offering of the products and services of Web.com; and other risks that may impact Web.com's business. Other risk factors are set forth under the caption, "Risk Factors," in Web.com's Annual Report on Form 10-K for the year ended December 31, 2013, and Form 10-Q for the quarter ended June 30, 2014, as filed with the Securities and Exchange Commission, which are available on a website maintained by the Securities and Exchange Commission at www.sec.gov. Web.com expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Contacts
Investors:
Jenny Kobin

904-680-6909
jkobin@web.com

Media:
John Herbkersman
904-251-6297
jherbkersman@web.com